UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 29, 2020

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas,	New York,	NY	10036
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	(212)	345-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers
(e) On April 29, 2020, the Company entered into an agreement with Dominic Burke, Vice Chairman of the Company, to amend the terms of Mr. Burke’s employment letter to align with the standard terms of the Company’s executive compensation program. The amendment removes a single-trigger cash severance provision held over from Mr. Burke’s prior employment agreement with Jardine Lloyd Thompson plc, and provides that effective April 29, 2020, Mr. Burke will be eligible for severance payments and benefits solely pursuant to the terms of the Marsh & McLennan Companies, Inc. Senior Executive Severance Pay Plan. The Company acquired Jardine Lloyd Thompson plc on April 1, 2019.
The foregoing summary is qualified in its entirety by reference to Mr. Burke’s 2019 Letter Agreement and the 2020 Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits
(e) Exhibits
10.1. Letter Agreement, effective as of July 1, 2019, between Marsh & McLennan Companies, Inc. and Dominic J. Burke
10.2. Amendment to Letter Agreement, effective as of April 29, 2020, between Marsh & McLennan Companies, Inc. and Dominic J. Burke

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Katherine J. Brennan
Name:	Katherine J. Brennan
Title:	Deputy General Counsel, Chief Compliance Officer & Corporate Secretary

Date: April 29, 2020

EXHIBIT INDEX

Exhibit No.       Exhibit

10.1	Letter Agreement, effective July 1, 2019, between Marsh & McLennan Companies, Inc. and Dominic J. Burke
10.2	Amendment to Letter Agreement, effective as of April 29, 2020, between Marsh & McLennan Companies, Inc. and Dominic J. Burke

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